Exhibit 99.1

Contacts:

Kimberly McWaters Chief Executive Officer, President Universal Technical Institute, Inc. (623) 445-9500	Valerie Monaco Public Relations Manager Universal Technical Institute, Inc. (623) 445-0841

Universal Technical Institute Names Executive Vice President of Operations

PHOENIX – Jan 10, 2008 – Universal Technical Institute Inc. (NYSE: UTI), a provider of technical education training, today announced that Sherrell E. Smith has been promoted to Executive Vice President of Operations effective January 1, 2008. In his expanded role, Mr. Smith will have direct responsibility for admissions, financial aid, student support services and the custom training group, in addition to his current responsibility for all campus operations and educational services. Senior Vice Presidents Joe Cutler – Field Admissions and Roger Speer – Support Services and Custom Training Group and Vice President Bob Adler-Campus Admissions, will report directly to Mr. Smith.

Sherrell Smith has been employed with UTI for 21 years serving in a number of leadership roles with increasing responsibility, including Student Services Director and later School Director for the UTI Phoenix campus. Subsequently he was promoted to Senior School Director and assumed the oversight of multiple campus locations. In 2004, he was named Regional Vice President of Operations where he was responsible for the oversight of six campuses. In 2006, he was promoted to Senior Vice President of Operations with responsibility for all campus operations.

“The consistent quality of our campus operations, positive student experience and favorable educational outcomes are largely attributed to Sherrell’s leadership and influence.   I believe that expanding Sherrell’s scope of responsibility beyond campus operations, to include admissions and financial aid, will further align these functions to drive operational improvements and enhanced customer service levels for our students,” said President and CEO, Kimberly McWaters.

About Universal Technical Institute
Universal Technical Institute is a provider of technical education training for students seeking careers as professional automotive, diesel, collision repair, motorcycle and marine technicians. The company offers undergraduate degree, diploma and certificate programs at 10 campuses across the United States, and manufacturer-sponsored advanced programs at 18 dedicated training centers. Through its campus-based school system, Universal Technical Institute offers specialized technical education programs under several well-known brands, including Universal Technical Institute (UTI), Motorcycle Mechanics Institute and Marine Mechanics Institute (MMI) and NASCAR Technical Institute (NTI).

Safe Harbor Statement
Statements in this news release concerning the future business, operating results and financial condition of the company are “forward-looking” statements as defined in the Private Securities Litigation Reform Act of 1995. Such statements are based upon management’s current expectations and are subject to a number of uncertainties that could cause actual performance and results to differ materially from the results discussed in the forward-looking statements. Factors that could affect the company’s actual results include changes to federal and state educational funding, construction delays for new or expanding campuses, possible failure or inability to obtain regulatory consents and certifications for new or expanding campuses, potential increased competition, changes in demand for the programs offered by the company, increased investment in management and capital resources, the effectiveness of the company’s recruiting, advertising and promotional efforts, changes to interest rates and low unemployment. Further information on these and other potential factors that could affect the company’s financial results or condition may be found in the company’s filings with the Securities and Exchange Commission, all of which are incorporated herein by reference. The company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.